“Focused manufacturer of engineered lifting equipment” Manitex International, Inc. (NASDAQ:MNTX) Conference Call Fourth Quarter and Full Year 2014 March 5th, 2015 Exhibit 99.2

Forward Looking Statements &
Non GAAP Measures
“Focused manufacturer
of engineered lifting
equipment”
Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity;
statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,”
“project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,”
and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the
Company's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company's filings with the Securities and Exchange Commission and statements in this presentation should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results.
Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Measures: Manitex International from time to time refers to various non-GAAP (generally accepted accounting principles) financial measures in this presentation.  Manitex believes that this information is useful to understanding its operating results without the impact of special items. See
Manitex’s Full Year and Fourth Quarter 2014 Earnings Release on the Investor Relations section of our website www.manitexinternational.com for a description and/or reconciliation of these measures.

“Focused manufacturer
of engineered lifting
equipment”
Overview
2014 operationally was a year of many positives in an uncertain market environment
Record sales of $264 million
Increased backlog (excluding ASV transaction) by 27%
Additional military contracts secured to provide total $75-125 million value over 5 years
Generated $1.2 million cash from operations in Q4-2014*
ASV transaction in December of 2014 and PM Group acquisition in January of 2015 are transformative for the Company
Pro-forma 2014 revenues including PM and ASV ~$500 million
Enhanced product, end-market and geographic diversification
Market challenges from oil and gas sector demand and from euro currency weakness (impacting translation of profit to USD)
2015 focus is integration and distribution leverage of acquisitions, cost reduction and cash flow generation to repay debt
*Excluding ASV and transaction and other expenses

“Focused manufacturer
of engineered lifting
equipment”
Commercial Overview
2014 market conditions did not meet original growth expectations and in our principal market, boom trucks, demand was down almost 8% year over year:
Oil and gas demand did not strengthen during the year as expected and in Q4 there was considerable uncertainty affecting demand.
N. American general construction demand for our equipment continued to grow at an incremental rate.
European markets continued to be adversely impacted from economic conditions and lack of credit. CVS however were able to exploit certain opportunities in Europe and internationally.
Product revenue profile changed during the year
More specialized, higher tonnage units or industry specific product (e.g. energy) demand slowed and was replaced by lower capacity cranes and more construction related product such as material handling equipment.
CVS container handling equipment and distribution consistently stronger during the year.
12/31/14 Backlog of $107.3 million (12/31/13, $77.3 million):
Growth of 39% over 2013
Broad based order book although boom trucks continue to be heavily represented.
12/31/14 includes ~9% of ASV product

Key Figures - Annual
“Focused manufacturer
of engineered lifting
equipment”
USD thousands
2014* 2013 2012
Net sales $264,081 $245,072 $205,249
% change in 2014 to prior period
7.8% 28.7%
Gross profit 48,287 46,476 40,464
Gross margin %
18.3% 19.0% 19.7%
Operating expenses 31,995 28,938 26,005
Adjusted Net Income 8,816 10,178 8,077
Adjusted Earnings per share $0.63 $0.80 $0.68
Adjusted Ebitda 20,864 21,483 17,957
Adjusted Ebitda % of Sales 7.9% 8.8% 8.7%
Working capital 89,470 73,868 61,426
Current ratio 2.1 2.5 2.4
Backlog 107,327 77,281 130,352
% change in 2014 to prior period 38.9% (40.7%)
2014 as adjusted. See reconciliation to US GAAP on appendix

Key Figures - Quarterly
“Focused manufacturer
of engineered lifting
equipment”
USD thousands
Q4-2014* Q4-2013 Q3-2014
Net sales $66,909 $65,431 66,197
% change in Q4-2014 to prior period
2.3% 1.1%
Gross profit 12,623 12,779 10,915
Gross margin %
18.9% 19.5% 16.5%
Operating expenses 8,531 7,759 7,504
Adjusted Net Income 2,185 2,991 1,768
Adjusted Earnings Per Share $0.16 $0.22 $0.13
Adjusted Ebitda 5,330 6,225 4,519
Adjusted Ebitda % of Sales
8.0% 9.5% 6.8%
*Q4-2014 as adjusted. See reconciliation to US GAAP on appendix

“Focused manufacturer
of engineered lifting
equipment”
2014
Adjusted Operating Performance
Full Year Quarter ended
December 31
$m $m $m $m
2013 Net income 10.2     3.0
Gross profit impact of increased sales
(2014 sales for the period less 2013 sales at 2013 gross profit
% ).
3.6 0.3
Impact from lower margin
(2014 gross profit % for the period less 2013 gross profit %
multiplied by 2014 sales for the period)
(1.8) (0.4)
Increase / (decrease) in gross profit 1.8 (0.1)
Decrease in R&D expense
Increase in SG&A expenses
SG&A expense from acquired business
0.4
(0.5)
(2.9)
0.2
(0.4)
(0.6)
Tax (0.2) 0.1
2014 Adjusted Net income $8.8       $2.2

Working Capital
“Focused manufacturer
of engineered lifting
equipment”
$000
2014 2013 2012
Working Capital $89,470 $73,868 $61,426
Days sales outstanding (DSO) 95 53 58
Days payable outstanding (DPO) 60 45 51
Inventory turns 2.3 2.9 3.0
Current ratio 2.1 2.5 2.4
Operating working capital 129,112 85,136 74,300
Operating working capital % of
annualized LQS
48.2% 32.5% 32.9%
Working capital ratios skewed by annualized quarters sales and cost of goods sold only include 12 days for ASV from acquisition.
Excluding impact of ASV transaction, DSO, DPO and inventory turns were 71 days, 43 days, and 3.1 days respectively

“Focused manufacturer
of engineered lifting
equipment”
$000
2014 2013 2012
Total Cash 4,370 6,091 1,889
Total Debt 112,294 54,201 49,138
Total Equity 130,006 84,991 59,533
Net capitalization 237,930 133,101 106,782
Net debt / capitalization 45.4% 36.2% 44.2%
Adjusted EBITDA 20,864 21,483 17,957
Adjusted EBITDA % of sales 7.9% 8.8% 8.7%
Debt at 12/31/14 includes:
Non recourse debt at ASV $43.6 million (term and revolving credit facilities)
Fair value of convertible debt for ASV transaction $6.6 million and $1.6 million note for transaction fees paid by Terex
Manitex revolving credit facilities and Italian working capital facilities ($53.7 million)
Average Debt Cost approximates 6%
Full year of ASV contribution would have resulted in a Debt/Adjusted EBITDA ratio of approximately
3.2x for the year
Debt & Liquidity
• Net capitalization is the sum of debt plus equity minus cash
• Net debt is total debt less cash

Summary
“Focused manufacturer
of engineered lifting
equipment”
We enter 2015 a much larger and more diversified Company than we were in 2014
Markets remain difficult to predict and uncertain, with oil and gas in particular showing slowdown
Weaker Euro adversely impacts translation of overseas profit, but does provide sales and margin opportunity
No. American housing starts provide opportunity for ASV
Focus for 2015:
Integration of acquisitions
Accelerate No. American production of knuckle boom product to take advantage of growth
Leverage distribution opportunities for PM in No. America and
Manitex in PM distribution
Cost reduction and cash flow generation to repay debt

Three Months Ended		Twelve Months Ended	
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income	472	2,991	7,103	10,178
Net loss attributable to noncontrolling interest	(136)	--	(136)	--
Income tax	393	1,182	3,676	4,269
Interest expense	958	765	3,150	2,946
Foreign currency transaction losses (gain)	80	23	107	95
Other (income) expense	(31)	59	36	50
Acquisition and other expense	2,356	-	2,356	-
Depreciation & Amortization	1,238	1,205	4,572	3,945
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA)	**$5,330**	**$6,225**	**$20,864**	**$21,483**
Adjusted EBITDA % to sales	**8.0%**	**9.5%**	**7.9%**	**8.8%**

	Three Months Ended		Twelve Months Ended	
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net income as reported	472	2,991	7,103	10,178
Pre – tax acquisition and other expenses	2,517	--	2,517	-
Tax effect based on jurisdictional blend	(804)	--	(804)	-
Adjusted Net Income	**$2, 185**	**$2,991**	**$8,816**	**$10,178**
Weighted average diluted shares outstanding	**14,029,205**	**13,821,352**	**13,904,289**	**12,717,575**
Diluted earnings per share as reported	**$0.03**	**$0.22**	**$0.51**	**$0.80**
Total EPS Effect	**$0.13**	**--**	**$0.12**	**--**
Adjusted Diluted earnings per share	**$0.16**	**$0.22**	**$0.63**	**$0.80**

Fourth Quarter 2014	**Pre-tax**	**After-tax**	**EPS**
Deal transaction related	$2,176	$1,481	$0.11
Exceptional operating cost	341	232	0.02
Total	**$2,517**	**$1,713**	**$0.12**

APPENDIX
“Focused manufacturer
of engineered lifting
equipment”
Reconciliation of Adjusted net income and adjusted EPS
Reconciliation of Adjusted EBITDA to GAAP net income
Acquisition and other expense